                                                                  Exhibit 10.5

                           FIRST AMENDMENT TO LEASE

This First Amendment to Lease ("Amendment") is entered into, and dated for reference purposes, as of February 26, 1999 by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (herein referred to as "Metropolitan" or "Landlord"), as Landlord, and MAXYGEN, INC., a Delaware corporation (herein referred to as "Tenant"), with reference to the following facts:

                                    RECITALS
                                    --------

     A. Landlord and Tenant entered into that certain written Lease (the "Lease"), dated as of October 21, 1998, for certain premises consisting of the entire building known as 515 Galveston Drive (the "Original Premises") Redwood City, California, all as more particularly described in the Lease.

     B. Landlord and Tenant desire to provide for the lease to Tenant of Expansion Space A (defined below) for a term shorter than the Term of the Original Premises and for additional Rent, as specified herein, all subject to all of the conditions, terms, covenants and agreements provided in this Amendment.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1.   Defined Terms. All capitalized terms not otherwise
     --------     -------------
defined herein have the meanings set forth in the Lease unless the context clearly requires otherwise.

     Section 2.   Confirmation of Term. Landlord and Tenant acknowledge and
     ---------    --------------------
agree that notwithstanding any provision of the Lease to the contrary, as contemplated by Section 1.01(6), Section 1.01(7) and Rider 2 of the Lease, the Commencement Date in fact occurred January 25, 1999 and the Expiration Date is February 24, 2005.

     Section 3.   Increase in the Security Deposit. Notwithstanding any
     ---------    --------------------------------
provision of the Lease to the contrary, upon execution of this Amendment Tenant shall pay Landlord Seventy-six Thousand Dollars ($76,000.00) to be held by Landlord to increase the amount of the Security Deposit specified in Section 1.01(14) of the Lease from the amount of Three Hundred and Fifty Thousand ($350,000.00) to the amount of Four Hundred and Twenty-six Thousand ($426,000.00), which greater amount is the Security Deposit hereafter required under the Lease. Notwithstanding anything to the contrary contained in the foregoing, the following provisions shall apply to the Security Deposit: Within thirty (30) days after the date the Expansion Space Term (defined below), as extended by the Expansion Option Term provided herein and the Option Term provided in Rider 2 of the Lease (if exercised and applicable), has expired and Landlord has recovered possession of Expansion Space A, Landlord shall return by cash or check to Tenant the sum of Seventy-six Thousand Dollars ($76,000) of the Security Deposit, provided that at the time of such return, Tenant shall not be in monetary default or non-monetary default under the Lease, nor shall a state of facts exist that would be a monetary default or non-monetary default with the passage of time or the giving of notice.

     Section 4.   Lease of Expansion Space A.
     ---------    --------------------------

     (a) Lease of Space. Landlord hereby leases to Tenant and Tenant hereby
         --------------
hires from Landlord Expansion Space A (defined below) upon and subject to all of the terms, covenants and conditions of the Lease except as expressly provided herein. "Expansion Space A" is the part of the building known as 220 Penobscot Drive, Redwood City, California, also known as Building 4 of Phase 1 of the Project known as Seaport Centre, which Expansion Space A is shown on Exhibit A to this Amendment. Landlord and Tenant hereby agree that Expansion Space A is conclusively presumed to be 16,714 square feet of Rentable Area.

     (b) AS-IS. Landlord shall deliver Expansion Space A to Tenant in its
         -----
AS IS condition, without any express or implied representations or warranties of any kind by Landlord, its brokers, manager or agents, or the employees of any of them regarding Expansion Space A; and Landlord shall not have any obligation to construct or install any tenant improvements or alterations or to pay for any such construction or installation

     (c) Delivery; Commencement Date & Term.  Landlord shall tender to Tenant
         ----------------------------------
possession of Expansion space A on March 1, 1999 and possession will be adequately tendered to Tenant by Landlord either delivering the keys (or other means of access) to Tenant or Tenant's Broker, or by Landlord giving written notice that the keys (or other means of access) to Expansion Space A are available for Tenant or its representative to pick up at the office of Landlord or of the Property Manager of Seaport Centre. The date Landlord tenders possession of Expansion Space A to Tenant shall be the Expansion Delivery Date and thereupon Tenant's possession of the space shall be subject to all of the terms, covenants and conditions of this Lease, including any amounts payable under the Lease, except that Monthly Base Rent shall not be payable by Tenant and the initial Term of this lease of Expansion Space A (Expansion Space Term) shall not commence until the Expansion Space A Commencement Date ("ESACD"). Tenant's possession from the Delivery Date to ESACD may be referred to as the Interim Term, and is for purposes of design and construction of Tenant Work and Landlord Work, if any. The ESACD shall be April 1, 1999. The Expansion
Space Term shall expire the last day of the thirty-sixth (36") month after the ESACD (the "Expansion Space Term Expiration Date").

     (d) Delay in Delivery. If Landlord does not obtain and tender possession
         -----------------
of Expansion Space A by March 1, by reason of the following: (i) the holding over or retention of possession of any tenant, tenants or occupants, or (ii) for any other reason, then Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances the Delivery Date and the ESACD shall be delayed by a number of days equal to the days of delay in Landlord's delivery of possession to Tenant. No such failure to give possession shall affect the validity of this Lease or the obligations of the Tenant hereunder. Within thirty (30) days following the occurrence of the ESACD, Landlord and Tenant shall enter into an agreement (which is attached to this Amendment as Exhibit B) confirming the ESACD and the Expansion Space Term
             ---------
Expiration Date. If Tenant fails to enter into such agreement, then the ESACD and the Expansion Space Term Expiration Date shall be the dates designated by Landlord in such agreement.

     (e) Tenant Work Generally. Landlord and Tenant acknowledge and agree that
         ---------------------
notwithstanding any provisions of the Lease to the contrary: (i) Tenant may desire to do certain remodeling, repair, improvement or alteration in connection with its initial occupancy, which for purposes of this Lease is referred to as the Tenant Work; (ii) all Tenant Work, if any, shall be done as Tenant Alterations within the meaning of Article Nine of the Lease, subject to and in compliance with all conditions and provisions of the Lease applicable to Tenant Alterations, except as otherwise expressly provided in this Amendment; (iii) without limiting the generality of any provisions of Article Nine, Tenants selection of Tenant's space planner and/or architect and Tenant's selection of contractor(s) shall be subject to Landlord's prior written approval, which shall not unreasonably be withheld; (iv) Tenant shall not be required to obtain a completion and lien indemnity bond for the Tenant Work; (v) such work, including all design, plan review, obtaining all approvals and permits, and construction shall be at Tenants sole cost and expense, including delivery to Landlord of plans and specifications of. such Tenant Work (including 2 sets of as-built Mylar's and digitized plans and specifications upon completion to the extent such work is more than recarpeting and/or repainting), and (vi) Tenant shall pay any expenses of Landlord in accordance with Article Nine, but shall not be required to pay a fee for review or monitoring of the design or construction of the Tenant Work.

     (f) Design & Construction Responsibility for any Tenant Work. Tenant shall
         --------------------------------------------------------
be responsible for the suitability for the Tenants needs and business of the design and function of all Tenant Work and for its construction in compliance with all Law as applicable and as interpreted at the time of construction of the Tenant Work, including all building codes and the ADA (as defined in the Lease). Tenant, through its architects and/or space planners ("Tenants Architect"), shall prepare all architectural plans and specifications, and engineering plans and specifications, for the real property improvements to be constructed by Tenant in the Premises in sufficient detail to be submitted for approval by Landlord to the extent required pursuant to Article Nine of the

Lease and to be submitted by Tenant for governmental approvals and building permits and to serve as the detailed construction drawings and specifications for the contractor, and shall include, among other things, all partitions, doors, heating, ventilating and air conditioning installation and distribution, ceiling systems, light fixtures, plumbing installations, electrical installations and outlets, telephone installations and outlets, any other installations required by Tenant, fire and life-safety systems, wall finishes and floor coverings, whether to be newly installed or requiring changes from the as-is condition of the Premises as of the date of execution of the Lease. Tenant shall be responsible for the oversight, supervision and construction of all Tenant Work in compliance with this Lease, including compliance with all Law as applicable and as interpreted at the time of construction, including all building codes and the ADA.

     (g) Monthly Base Rent for Expansion Space A. Notwithstanding any provision
         --------------------------------------
of the Lease to the contrary, in addition to rent payable for the Original Premises, the amount of Monthly Base Rent due and payable by Tenant for Expansion Space A on and after the ESACD and monthly in advance on the first day of each month thereafter for the Expansion Space Term shall be as follows:


Period from/to     Monthly          Monthly Rate/SF of Rentable Area
Month 01 - 12      $38,442.20                       $2.30
Month 13 - 24      $39,595.46                       $2.369

Month 25 - 36      $40,782.16                       $2.44

Provided however, the first installment of Monthly Base Rent shall be paid in advance by Tenant to Landlord concurrently with execution of this Amendment.

     (h) Tenant's Share of Operating Expenses & Tax Expenses.  Notwithstanding
         ---------------------------------------------------
any provision of the Lease to the contrary, with respect to Expansion Space A, Tenant shall additionally pay Building Operating Expenses, Phase Operating Expenses and Project Operating Expenses accruing on and after the ESACD in the shares set forth below:

         Tenant's Building Share:  59.2191%
         Tenant's Phase Share:     05.5377%
         Tenant's Project Share:   03.1099%

Tenant's respective shares of the respective categories of Operating Expenses are currently estimated for the year 1999 to be, in the aggregate, Seven Thousand Three Hundred and Fifty-four Dollars and Sixteen Cents ($7,354.16) per month (which equals Forty-four Cents [$0.44] per month per square foot of Rentable Area.)

     (i) Parking. On and after the ESACD during the Expansion Space Term,
         -------
Tenant shall have the right to use, in accordance with Section 2.06(c) and other applicable terms of the Lease, on an unassigned basis fifty-five (55) Parking Spaces in addition to the number specified in section 1.01 (18) of the Lease.

     (j) Signage. Any signage with respect to Expansion Space A shall be in
         -------
accordance with Section 6.06 and other applicable terms of the Lease.

     Section 5.  Option to Extend Expansion Space Term.
     ---------   -------------------------------------

     (a) Landlord hereby grants Tenant an option to extend the initial
Expansion Space Term for an additional period which expires on the Expiration Date of the Term of the Lease of the Original Premises (such period may be referred to as the "Expansion Option Term"), as to the entire Expansion Space A as it may then exist, upon and subject to the terms and conditions of this Section (the "Expansion Option to Extend"), and provided that at the time of exercise of such right: (i) Tenant must be in occupancy of the entire Expansion Space A; and (ii) there has been no material adverse change in Tenant's financial position from such position as of the date of execution of the Lease, as certified by Tenant's independent certified public accountants, and as supported by Tenant's certified financial statements, copies of which shall be delivered to Landlord with Tenant's written notice exercising its right hereunder. If the Expansion Space Term is extended pursuant to this Expansion Option to Extend, Landlord and Tenant acknowledge and agree that then Expansion Space A will be part of the Premises and the Option to Extend set forth in Rider 2 of the Lease applies to the entire Premises (and not less than the entire Premises), including Expansion Space A, as the Premises then exists.

     (b) Tenant's election (the "Election Notice") to exercise the Expansion Option to Extend must be given to Landlord in writing no earlier than the date which is twelve months (12) months before the Expansion Space Term Expiration Date and no later than the date which is nine months (9) before the Expansion Space Term Expiration Date. If Tenant either fails or elects not to exercise its Expansion Option to Extend by not timely giving its Election Notice, then the Expansion Option to Extend shall be null and void.

     (c) The Expansion Option Term shall commence immediately after the expiration of the initial Expansion Space Term. Tenant's leasing of the Expansion Space A during the Expansion Option Term shall be upon and subject to the same terms and conditions contained in the Lease except that (i) the Monthly Base Rent plus payment of Tenant's Share of Operating Expenses applicable to the Expansion Space pursuant to the Lease (in addition to all expenses paid directly by Tenant to the utility or service provider, which direct payments shall continue to be Tenant's obligation) shall be amended to equal the "Expansion Option Term Rent", defined and determined in the manner set forth in the immediately following Subsection; (ii) the Security Deposit, if any, shall be increased within fifteen (15) days after the Prevailing Market Rent has been determined to equal one hundred percent (100%) of the increase, if any, in the monthly installment of Monthly Base Rent hereunder for Expansion Space A, but in no event shall the Security Deposit be decreased; (iii) Tenant shall accept Expansion Space A in its "AS-IS" condition without any obligation of Landlord to repaint, remodel, repair, improve or alter the Expansion Space A or to provide Tenant any allowance therefor. If Tenant timely and properly exercises the Expansion Option to Extend, references in the Lease to the Expansion Space Term shall be deemed to mean the initial Expansion Space Term as extended by the Expansion Option Term unless the context clearly requires otherwise.

     (d) The Expansion Option Term Rent shall mean the greater of (i) the Monthly Base Rent payable by Tenant for Expansion Space A under this Lease calculated at the rate applicable for the last full month of the initial Expansion Space Term, plus payment of Tenant's Share of Operating Expenses pursuant to the Lease (in addition to all expenses paid directly by Tenant to the utility or service provider, which direct payments shall continue to be Tenant's obligation) (collectively, "Preceding Rent") or (ii) the "Prevailing Market Rent". As used in this Amendment Prevailing Market Rent shall mean the rent and all other monetary payments, escalations and triple net payables by Tenant, including consumer price increases, that Landlord could obtain from a third party desiring to lease Expansion Space A for a term equal to the Expansion Option Term and commencing when the Expansion Option Term is to commence under market leasing conditions, and taking into account the following: the size, location and floor levels of the Expansion Space A; the type and quality of tenant improvements; age and location of the Project; quality of construction of the Project; services to be provided by Landlord or by tenant; the rent, all other monetary payments and escalations obtainable for new leases of space comparable to Expansion Space A in the Project and in comparable buildings in the mid-Peninsula area, and other factors that would be relevant to such a third party in determining what such party would be willing to pay thereon, provided, however, that Prevailing Market Rent shall be determined without reduction or adjustment for "Tenant Concessions" (as defined below), if any, being offered to prospective new tenants of comparable space. For purposes of the preceding sentence, the term "tenant concessions" shall include, without limitation, so-called free rent, tenant improvement allowances and work, moving allowances, and lease takeovers. The determination of Prevailing Market Rent based upon the foregoing criteria shall be made by Landlord in the good faith exercise of Landlord's business judgment. Within thirty (30) days after Tenant's exercise of the Expansion Option to Extend, Landlord shall notify Tenant of Landlord's determination of Expansion Option Term Rent for Expansion Space A. If Landlord's determination of Prevailing Market Rent is greater than the Preceding Rent, and If Tenant, in Tenant's sole discretion, disagrees with the amount of Prevailing Market Rent determined by Landlord, Tenant may elect to revoke and rescind the exercise of the Expansion Option to Extend by giving written notice thereof to Landlord within thirty (30) days after notice of Landlord's determination of Prevailing Market Rent.

     (e) This Expansion Option to Extend is personal to Maxygen, Inc. and may not be used by, and shall not be transferable or assignable (voluntarily or involuntarily) to any person or entity except for a Tenant Affiliate.

     (f) Upon the occurrence of any of the following events, Landlord shall have the option, exercisable at any time prior to commencement of the Expansion Option Term, to terminate all of the provisions of this Section with respect to the Expansion Option to Extend, with the effect of canceling and voiding any prior or subsequent exercise so this Expansion Option to Extend is of no force or effect:

         (i) Tenant's failure to timely exercise the Expansion Option to Extend in accordance with the provisions of this Section.

         (ii) The existence at the time Tenant exercises the Expansion Option to Extend or at the commencement of the Expansion Option Term of any default on the part of Tenant under the Lease or of any state of facts which with the passage of time or the giving of notice, or both, would constitute such a default.

         (iii) Tenants third default under the Lease prior to the commencement of the Expansion Option Term, notwithstanding that all such defaults may subsequently be cured.

     (g) Without limiting the generality of any provision of the Lease, time shall be of the essence with respect to all of the provisions of this Section.

     Section 6.  Time of Essence. Without limiting the generality of any
     ---------   ---------------
other provision of the Lease, time is of the essence to each and every term and condition of this Amendment

     Section 7.  Brokers. Notwithstanding any other provision of the Lease
     ---------   -------
to the contrary, Tenant represents that except for CB Richard Ellis, Inc. ("Tenants Broker"), Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Amendment, or showed the Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnities (as defined in the Lease), harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord agrees to pay any commission to which Cornish & Carey ("Landlord's Broker") is entitled in connection with this Amendment pursuant to Landlord's written agreement with such broker. Landlord and Tenant agree that any commission payable to Tenant's Broker shall be paid by Tenant except to the extent Tenants Broker and Landlord's Broker have entered into a separate agreement between themselves to share the commission paid to Landlord's Broker by Landlord.

     Section 8.   Attorneys' Fees. Each party to this Amendment shall bear
     ---------    ---------------
its own attorneys' fees and costs incurred in connection with the discussions preceding, negotiations for and documentation of this Amendment. In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Amendment, the prevailing party (as determined by the court agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all attorneys' fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

     Section 9.   Effect of Headings; Recitals: Exhibits. The titles or
     ---------    --------------------------------------
headings of the various parts or sections hereof are intended solely for convenience and are not intended and shall not be deemed to or in any way be used to modify, explain or place any construction upon any of the provisions of this Amendment.

     Section 10   Force and Effect.  Except as modified by this Amendment,
     ----------   ----------------
the terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect. Should any inconsistency arise between this Amendment and the Lease as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. This Amendment shall be construed to be part of the Lease and shall be deemed incorporated in the Lease by this reference.

     Section 11.  Entire Agreement; Amendment. The Lease as amended by
     ----------   ---------------------------
this Amendment constitutes the full and complete agreement and understanding between the parties hereto and shall supersede all prior communications, representations, understandings or agreements, If any, whether oral or written, concerning the subject matter contained In the Lease as so amended, and no provision of the Lease as so amended may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by all of the parties hereto.

     Section 12.  Authority. Each party represents and warrants to the
     ----------   ---------
other that it has full authority and power to enter into and perform its obligations under this Amendment, that the person executing this Amendment is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenants authority.

     Section 13.   Counterparts. This Amendment may be executed in
     ----------    ------------
duplicates or counterparts, or both, and such duplicates or counterparts together shall constitute but one original of the Amendment. Each duplicate and counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

TENANT:              MAXYGEN, INC.,
                     a Delaware corporation

                     By: /s/ Russell J. Howard
                     Print Name:  Russell J. Howard
                     Title: President and Chief Executive Officer (Chairman of Board, President or Vice President)
                     Date:  2-26-99
                          ------------

                     By:
                     Print Name:
                     Title:
                     (Secretary, Assistant Secretary, CFO or Assistant
                     Treasurer)

LANDLORD:            METROPOLITAN LIFE INSURANCE COMPANY,
                     a New York corporation

                     By:  /s/ Edward J. Hayes
                     Print Name:  Edward J. Hayes
                     Title:  Assistant Vice President
                     Date:  3-1-99
                          ------------

                                   EXHIBIT B
                EXPANSION SPACE A COMMENCEMENT DATE AGREEMENT

METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Landlord"), and MAXYGEN, INC., a Delaware corporation ("Tenant"), have entered into a certain Amendment to Lease, which Amendment is dated as of February 26, 1999 (the "Amendment"). The original Lease, as amended by the Amendment, may be referred to as the "Lease".

WHEREAS, Landlord and Tenant wish to confirm and memorialize the Expansion Space A Commencement Date (ESACD) as provided for in the Amendment;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Amendment, Landlord and Tenant agree as follows:

     1. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Amendment and the Lease.

     2. The Expansion Space A Commencement Date, as defined in the Amendment, is 3/1/99
   ------

     3.   The Expiration Date of the Expansion Space Term is March 31, 2002.
                                                             --------------

     4.   Tenant hereby confirms the following:

          (a) that it has accepted possession of Expansion Space A pursuant to the terms of the Amendment;

          (b)  (intentionally omitted); and

          (c)  that the Lease is in full force and effect.

     5. Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

     6. The Lease and this Expansion Space A Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

TENANT:             MAXYGEN, INC.,
                    a Delaware corporation

                     By: /s/ Russell J. Howard
                     Print Name: Russell J. Howard
                     Title: President & CEO
                     (Chairman of Board, President or Vice President)
                     Date: 2-26-99

                     By:
                     Print Name:
                     Title:
                     (Secretary, Assistant Secretary, CFO or Assistant
                     Treasurer)
                     Date:

LANDLORD:           METROPOLITAN LIFE INSURANCE COMPANY,
                    a New York corporation

                    By: /s/ Edward J. Hayes
                    Print Name: Edward J. Hayes
                    Title: Assistant Vice President
                    Date: 3/1/99